EXHIBIT 10.5

AIMFINITY INVESTMENT CORP. I

[•], 2022

Aimfinity Investment LLC

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the date the securities of Aimfinity Investment Corp. I (the “Company”) are first listed on Nasdaq (the “Listing Date”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the registration statement for the initial public offering of the Company’s securities (the “IPO”) (such earlier date hereinafter referred to as the “Termination Date”), Aimfinity Investment LLC (the “Provider”) shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 1 Rockefeller Plaza, 11th Floor, New York, New York, 10020 (or any successor location). In exchange therefore, the Company shall pay the Provider a sum of $5,000 per month commencing on the Effective Date and continuing monthly thereafter until the Termination Date. The Provider hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established in connection with and upon the consummation of the IPO and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

[Signature Page Follows]

Very truly yours,
AIMFINITY INVESTMENT CORP. I

By:
Name:
Title:

AGREED TO AND ACCEPTED BY:
AIMFINITY INVESTMENT LLC

By:
Name:
Title:

[SIGNATURE PAGE TO THE ADMINISTRATIVE SERVICES AGREEMENT]